UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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22nd Century Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2022

Dear Fellow 22nd Century Group Stockholders,

It is my privilege to serve as your Board Chair and to provide key updates on some of the Board’s critical oversight responsibilities for the Company. The Board has been highly engaged during this exciting period of growth, but we remain very mindful of the ongoing pandemic and the challenging affects it continues to have on so many lives across the globe.

Enhanced Disclosure

This year our Proxy Statement reflects our commitment to provide enhanced disclosure to you, our valued stockholders. It is substantially overhauled to provide clearer and more transparent disclosure on a range of governance related topics, including executive compensation. We believe our enhanced disclosure is responsive to stockholder feedback to provide additional clarity on the Company’s compensation practices and the Compensation Committee’s decisions. The Board remains committed to continuing to develop and improve our disclosures.

Oversight Responsibility

The Board provided strong oversight of the processes that resulted in a year of significant achievements and milestones for our Company. In December, the Food and Drug Administration authorized the marketing of the Company’s reduced nicotine content cigarettes as modified risk tobacco products – the first ever authorized by the FDA. For the past several years, the Company has vigorously pursued our vision that a very low nicotine tobacco product could be scientifically engineered and developed to directly benefit millions of tobacco smokers that desire to quit smoking. The FDA’s authorization unleashed an incredible opportunity for our Company to have a positive impact on the health and well-being of millions of lives by reducing the harmful effects caused by smoking.

Beyond the groundbreaking achievements in tobacco, the Board is very excited about management’s accomplishment in expanding the broad plant biotech portfolio and the positive impact commercialization will have on the overall health of our society. Our plant science efforts are centered on delivering effective health and wellness products for life sciences, consumer products, and pharmaceutical end-use markets, and ultimately improving the lives of millions of people. We are proud to oversee management’s successful execution of the strategy during this very exciting time of growth and opportunity.

Board Succession and Refreshment

Throughout 2021, the Board continued to assess director succession planning and refreshment, as it strives to maintain an independent governing body comprised of individuals with broad and diverse experiences, qualifications, skills, and attributes to effectively oversee the strategic direction of the Company. When seeking new director candidates, we consider diverse perspectives and view diversity through a wide lens, including skills, gender, age, race, ethnicity, background, and professional experience. The Board is committed to continually assessing succession planning to ensure the Board is refreshed based on the evolving needs of the Company.

We were very excited to welcome Anthony Johnson as an independent member of the Board of Directors. Anthony is co-founder and President of Kodikaz Therapeutic Solutions, a next-generation non-viral gene therapy company. As further detailed on page 10 of this Proxy Statement, we nominated Anthony because we believe he will bring important experience to our Board, from biotech and life sciences to executive leadership and commercialization expertise. As a racial and ethnic minority, Anthony brings a valuable diverse perspective of thought and background to the Board. He serves on the Scientific Advisory, Finance, and Compensation Committees.

In early 2022, the Board was very pleased to announce the appointment of our CEO, Jim Mish, to the Board. Since joining the Company in 2020, Jim has demonstrated strong leadership and outstanding execution of the Company’s goals and objectives to advance our mission. We believe his outstanding track record for executing on life science

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company strategies and his ability to attract and retain a strong committed management team will create long term value for our stakeholders. The Board is proud of the accomplishments of Jim and management and feel fortunate to have a team with such strong talent, commitment, and experience to successfully execute the Company’s long-term strategy. We are excited about the future of our young rapidly growing company.

Stockholder Engagement

During the past year, the Board also launched an active stockholder outreach program to engage with key stockholders. The Company reached out to each of its top institutional investors, and Board members and senior management engaged with two of its largest stockholders; we believe the results of those engagements were well received and very positive. Broad topics discussed included governance, compensation strategy and philosophy, and corporate responsibility. The Board recognizes the value and importance of ongoing stockholder engagement for informed direction on our policies and procedures.

Strong Governance and Board Independence

An important priority for the Board is to maintain strong independent governance practices and to ensure we provide effective oversight of the key risks faced by the Company. The Board believes it is fundamental to provide independent oversight and guidance for the execution of the Company’s strategy, and that such engagement is essential to the creation of long-term sustainable value for our stockholders. We are committed to exercising our independence and to focusing on the critical processes and governance practices that are essential to effectively perform our duties.

Environmental, Social and Sustainability

As we move forward, we expect to take further steps on environmental and social matters to meet the needs of our broader stakeholder community. As a young, fast-growing enterprise, we recognize sustainability is an important corporate responsibility and intend to make progress toward developing sustainability and climate impact policies, procedures, and practices.

On behalf of our Board, I thank you for your support and investment in 22nd Century Group. We remain committed to serving you and appreciate the trust you place in us to oversee your interests.

Sincerely,

Nora B. Sullivan

Independent Board Chair

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500 Seneca Street, Suite 507, Buffalo, New York 14204

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held on Thursday, June 16, 2022, beginning at 10:00 A.M., Eastern Time. In light of the on-going COVID-19 pandemic, the annual meeting will be a completely virtual meeting conducted via live audio webcast.

You will be able to attend by using the following link www.virtualshareholdermeeting.com/xxii2022. In order to vote during the annual meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the annual meeting. In structuring the virtual meeting, our goal is to provide stockholders the same opportunity to participate as they would have at an in-person meeting.

The meeting will be held for the following purposes:

1.	To elect as directors the three director nominees named in the attached proxy statement as Class II directors to serve for a three-year period until the annual meeting of stockholders in the year 2025 and, in each instance, until their respective successors have been elected and qualified.

2.	To approve an advisory resolution approving executive compensation for fiscal year 2021.

3.	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accountants for fiscal year 2022.

4.	To transact such other business as may properly come before the meeting or any adjournment.

The stockholders of record at the close of business on April 21, 2022 will be entitled to vote at the annual meeting.

By Order of the Board of Directors,

Steven Przybyla

General Counsel and Corporate Secretary

Dated: April 25, 2022

MEETING INFORMATION:
DATE:	Thursday, June 16, 2022

TIME:	10:00 A.M., Eastern Time

PLACE:	The meeting will be available via live webcast at www.virtualshareholdermeeting.com/xxii2022

HOW TO VOTE: Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on April 21, 2022.

BY INTERNET www.proxyvote.com

BY PHONE Call 1.800.690.6903

BY MAIL Complete, sign and return by free post

AT THE ANNUAL MEETING Attend the Annual Meeting Virtually

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2022 PROXY STATEMENT | iv

Proxy Summary

Proxy Summary

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Stockholders

Time and Date:	10:00 A.M., Eastern Time, June 16, 2022

Place:	You will be able to attend by using the following link www.virtualshareholdermeeting.com/xxii2022. In order to vote during the annual meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the annual meeting.
Record Date:	April 21, 2022

This proxy statement and the accompanying form of proxy are first being sent or made available to our stockholders on or about April 25, 2022 in connection with the solicitation by our Board of Directors of proxies to be used at our 2022 Annual Meeting of Stockholders.

Voting Matters

The following table summarizes the proposals to be voted on prior to or at our 2022 Annual Meeting of Stockholders and the Board’s voting recommendations with respect to each proposal.

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Proposal 1: Election of three directors to serve for a three-year period until the annual meeting of stockholders in the year 2025.	FOR each nominee	9

Proposal 2: Advisory Approval on the Company’s 2021 Executive Compensation.	FOR	23

Proposal 3: Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm for 2022.	FOR	39

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content tobacco plants and cigarettes, which have become the cornerstone of the FDA’s

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Proxy Summary

Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA MRTP authorization of a combustible cigarette in December 2021. In tobacco, hemp/cannabis, and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Corporate Governance Highlights

Following are highlights of our key governance practices and policies:

Board Structure and Independence

✓   Separate Chair and CEO

✓   Independent Board Chair

✓   5 of 7 directors are independent

✓   Audit, Compensation and Corporate Governance & Nominating Committees each comprised entirely of independent directors

✓   Regular executive sessions of only independent directors

✓   Diverse Board with one female director (Chair) and one ethnically diverse director

✓   No familial relationships among Board members

✓   Limits on other board service to no more than two other public companies

Board Oversight

✓   Structured oversight of the Company’s corporate strategy and risk management

✓   Corporate responsibility (ESG) strategy and initiatives and ethics and compliance program oversight by Corporate Governance & Nominating Committee

✓   Cybersecurity risk oversight by Audit Committee

✓   Review of compensation risk by Compensation Committee

✓   Annual self-assessment of Board and Board committee performance

Accountability and Governance Practices

✓  Annual say-on-pay advisory vote

✓  Robust stockholder outreach in 2021 and into 2022 regarding executive compensation practices

✓ Our Compensation Committee made no adjustments to executive compensation practices as a result of the COVID-19 pandemic

✓  Prohibition of hedging and pledging Company stock by officers and directors

✓ Code of Business Conduct and Ethics for directors, officers and employees

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Proxy Summary

Environmental, Social and Governance (ESG) Practices

We received USDA Organic Certification for our hemp production at our Needle Rock Farms in February 2022, which required a seven-month compliance and review program.

The Board believes that our Environmental, Social and Governance (ESG) practices must be integrated into the way we conduct our business. In 2021 the Board adopted a global ESG policy related to ESG matters, including:

This policy is available on the Company’s website at https://www.xxiicentury.com/investors/corporate-governance.

Our Commitment to Corporate Sustainability

We strive to be a force for positive change. As we serve our stakeholders and investors, we realize that in this service our actions impact our employees, business partners, suppliers, communities, governments and the world around us.

As we work to effect positive change in the world around us, our Board is committed to corporate sustainability: a commitment to growing our company in a strong and sustainable way; preserving and protecting our environment; valuing and challenging the talented men and women who comprise our workforce; and investing in and improving the communities where we live and work. We are committed to fostering a sustainable future.

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Proxy Summary

Highlights of Key Corporate Sustainability Practices:

Public Health Impact and Responsible Marketing

•     Our very low nicotine (VLN) products, and our reduced nicotine intellectual property, are intended to help smokers “smoke less.” It is our desire to sell the last cigarette, drastically lower the incidence of tobacco related lung cancer and improve the quality and longevity of life for our fellow citizens.

•    We plan to ensure our that our products are responsibly marketed. We take our commitment to responsible, accurate and compliant marketing seriously: implementing internal processes to ensure that our communications with potential and existing customers are both true and accurate in nature, while complying with all relevant laws, guidelines and governance practices.

Sustainable Agricultural Practices and Water Conservation

•    We actively engage in a supplier vetting process for our agricultural products – meeting with each farmer who grows our VLN tobacco.

•    We recognize the restorative impact of our hemp plant lines and its effect on sustainable agriculture. Hemp is a natural remediator of contaminated soil and can be used to convert otherwise contaminated, fallow farmland into airable soil ready for a new generation of crops. We believe that our continued investment in the development of our hemp franchise will yield new opportunities to develop sustainable agricultural practices across numerous industries beyond agriculture itself.

•    We understand that water consumption and management is vital to ensuring the sustainability of our supply chain. While our East Coast tobacco farmers and Rocky Mountain hemp operations differ in terms of access to water, we believe that good water stewardship practices in our supply chain though water management planning will enhance our agricultural operations while ensuring these farmlands are viable for future generations.

•     For our 2022 hemp crop, we will be implementing a water saving drip irrigation system at our farm in Crawford, Colorado. The new irrigation system will improve nutrient delivery, increase plant quality and yield and significantly decrease our overall water usage.

Human Capital Management (including diversity and inclusion)

•    We realize that our business runs on talented personnel – our most important assets. Our commitment to hiring a diverse workforce in both our corporate offices and our manufacturing facilities is one we take seriously. We work hard to continuously evaluate and improve our talent practices to ensure equal opportunity for all employees, including the following notable statistics and developments:

o       Approximately 30% of our workforce is considered diverse.

o       We offer comprehensive benefit programs.

o       As our business grows, we strive to increase overall diversity of our senior and mid-level leaders.

•    In addition to offering robust insurance coverage options and comprehensive benefit packages, we also provide an annual HSA subsidy to employees in our manufacturing facility to help offset co-pay and co-insurance expenses.

Workplace Health and Safety

•   We have robust safety procedures to ensure our manufacturing facility is a safe and compliant work environment for our associates. We provide regular employee safety training and resource programs which promote safe and compliant workplace activity.

•   We have also been dynamic in our response to various COVID-19 rules and guidelines impacting our operations. With offices in five states, managing state and local guidelines application to our business operations continue to be a focus of our workplace health and safety efforts.

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Proxy Summary

Characteristics of Directors and Director Nominees

Tenure of Directors
under 3 years	4 directors

3 – 5 years	1 director	71% of our Board has tenure of less than 5 years.

over 5 years	2 directors

We have added 4 new directors since 2020.

Board Diversity Matrix (as of April 15, 2022)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black	0	1
White	1	5
LGBTQ	None

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Proxy Summary

Our Directors and Director Nominees

You are being asked to vote on the election of the three director nominees listed below. Directors are elected by a plurality of the votes cast by the stockholders. Detailed information about each director and director nominee’s background, skills and expertise can be found under Proposal One: Election of Directors. Each director nominee is independent except for James A. Mish, our Chief Executive Officer. Upon election of these directors at the annual meeting of stockholders, the directors shall hold the committee memberships set forth below:

Director Nominees – Class II Director Nominees – Terms to Expire 2025

				Committee Membership
Name and Primary Occupation	Age as of April 15, 2022	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Finance	Scientific Advisory Board
James A. Mish Chief Executive Officer and Director of 22nd Century	58	2022	No					•
Anthony Johnson President and CEO of Kodikaz Therapeutic Solutions	46	2021	Yes		•		•	•
Nora B. Sullivan President of Sullivan Capital Partners	64	2015	Yes	C	•	C	•	•

• Member      C Committee Chair           Financial Expert

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Proxy Summary

Directors Continuing in Office - Class III Directors — Terms Expiring 2023

				Committee Membership
Name and Primary Occupation	Age as of April 15, 2022	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Finance	Scientific Advisory Board
Clifford B. Fleet President and CEO of the Colonial Williamsburg Foundation	52	2019	No (1)				C	•
Roger D. O’Brien President of O’Brien Associates, LLC	73	2020	Yes	•	•	•	•	•

• Member      C Committee Chair           Financial Expert

(1) Mr. Fleet is our former Chief Executive Officer.

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Proxy Summary

Directors Continuing in Office - Class I Directors — Terms Expiring 2024

				Committee Membership
Name and Primary Occupation	Age as of April 15, 2022	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Finance	Scientific Advisory Board
Richard M. Sanders General Partner of Phase One Ventures, LLC	69	2013	Yes	•	C	•	•	•
Dr. Michael Koganov President and Co-Founder of Intellebio LLC	71	2020	Yes				•	C

• Member      C Committee Chair           Financial Expert

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Proposal One: Election of Directors

Proposal One: Election of Directors

Director Nominees

The Company’s Board of Directors is classified into three classes of directors, with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until the earlier of: (i) expiration of the term of their class of directors; or (ii) until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the election of three director nominees as Class II directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2025.

The Bylaws of the Company provide that the Board will determine the number of directors to serve on the Board. The number of authorized directors of the Company as of the date of this proxy statement is seven, with seven persons currently serving as directors (three Class II directors, two Class I directors and two Class III directors). Our Board has nominated Anthony Johnson, James A. Mish and Nora B. Sullivan to be elected as Class II directors. Information about each director nominee is set forth below.

The nominees for director have each indicated to the Company that they will be available to serve as a director. If a nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2022 annual meeting of stockholders, then the Board may, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote “FOR” each of the director nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee for director becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. We have no reason to believe that any nominee for director will be unable to serve if elected. We strongly encourage our directors to attend our 2022 annual meeting. All our continuing directors attended our 2021 Annual Meeting.

The following sets forth certain information, as of April 15, 2022, about the Board’s nominees for election at the annual meeting and each director whose term will continue after our annual meeting.

Our Board of Directors recommends a vote “FOR” the election of each of its nominees.

Nominees and Director Qualifications

The following biographies of our nominees contain information regarding the person’s service as a director, business experience, other director positions held currently or at any time during at least the last five years and information regarding involvement in certain legal or administrative proceedings, if applicable. The biographies reflect the committee memberships the nominees shall hold upon their election.

We believe that each nominee possesses the core competencies that are expected of all directors, namely, independence, integrity, sound business judgment and a willingness to represent the long-term interests of all stockholders. The experiences, qualifications, attributes and skills, as shown below, that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director of our Company are described in each nominee’s biography.

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Proposal One: Election of Directors

Director Nominees – Class II Director Nominees – Terms to Expire 2025

James A. Mish Age: 58 Director Since: 2022

Principal Occupation
•	Our Chief Executive Officer since June 2020

Recent Business Experience
•	President and Chief Executive Officer of Purisys, Advanced Cannabinoids, a synthetic cannabinoid API, ingredients and solutions provider to pharmaceutical and consumer products companies, from 2019 to 2020.
•	President and Chief Executive Officer of Noramco, Inc., a global leader in the production of controlled substances for the pharmaceutical industry, from 2016 to 2019.
•	President of Ashland Specialty Ingredients, a division of Ashland Corporation, a premier, global specialty materials company serving customers in a wide range of consumer and industrial markets, from 2008 - 2016.

Education
•	M.B.A. from The Wharton School of the University of Pennsylvania
•	Bachelor of Science in Physics and Chemistry from Pennsylvania State University

Board Committees
•	None

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Strong leadership skills
•	Pharmaceutical and consumer products experience

Anthony Johnson Age: 46 Director Since: 2021

Principal Occupation
•	Co-founder, President and CEO of Kodikaz Therapeutic Solutions, Inc., a world-class next-generation non-viral gene therapy company, since 2019

Recent Business Experience
•	Founding partner of Buffalo Biosciences in 2006, a life science strategic business management firm that supports the evaluation and commercialization of bioscience technologies from concept to market.
•	President and Chief Executive Officer of Empire Genetics, an oncology molecular testing company, from 2006 - 2019.
•	Aspen Institute Health Innovation Fellow and a member of the Aspen Global Leadership Network.

Education
•	M.B.A. from Manchester Business School, Manchester, UK
•	Bachelor of Arts in Biology from Fisk University

Board Committees
•	Compensation and Finance

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Experience commercializing bioscience technologies
•	Life sciences experience

2022 PROXY STATEMENT | 10

Proposal One: Election of Directors

Director Nominees – Class II Director Nominees – Terms to Expire 2025

Nora B. Sullivan Age: 64 Director Since: 2015 Independent Chair of the Board Since: 2020

Principal Occupation
•	President and Founder of Sullivan Capital Partners, a financial services company providing investment banking and consulting services, since 2004.

Recent Business Experience
•	From 2000 to 2004, worked for Citigroup Private Bank, providing capital markets and wealth management services to high-net-worth individuals and institutional clients.
•	From 1995 to 1999, Executive Vice President of Rand Capital Corporation (NASDAQ: RAND), an investment management company providing capital and managerial expertise to small and mid-size businesses.
•	Member of the Boards of Directors of Evans Bancorp, Inc. (NYSE American: EVBN), Robinson Home Products, and Rosina Food Products.
•	Vice Chair of the Investment Committee and Board Member of the Patrick P Lee Foundation, Chairman of the Technology Transfer Committee of the Roswell Park Comprehensive Cancer Center, and a member of the Board of Directors of the Cortland College Foundation.

Education
•	M.B.A. in Finance and International Business from Columbia University Graduate School of Business
•	Juris Doctor degree from the University of Buffalo School of Law

Board Committees
•	Audit, Compensation, Corporate Governance & Nominating and Finance

Other Public Company Boards
•	Evans Bancorp, Inc. (NYSE American: EVBN)

Key Qualifications for Service as a Director
•	Expertise in finance and corporate governance
•	Experience with mergers and acquisitions
•	Status as an audit committee financial expert

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Proposal One: Election of Directors

Directors Continuing in Office - Class III Directors — Terms Expiring 2023

Clifford B. Fleet Age: 52 Director Since: 2019

Principal Occupation
•	President and CEO of the Colonial Williamsburg Foundation, the world’s largest living history museum and a national leader in American education, since 2019.

Recent Business Experience
•	President and Chief Executive Officer of the Company from August 3, 2019 until December 13, 2019. Mr. Fleet also served as a strategic advisor consultant to the Company from December 2018 to August 3, 2019.
•	From 1995 to 2017 Mr. Fleet worked at Altria Group (NYSE: MO), serving in a variety of senior-level management positions in Finance, Investor Relations, Operations, Marketing, and Business Strategy and Development.
•	From 2013 to 2017, Mr. Fleet served as the President and CEO of Philip Morris USA, Altria’s largest subsidiary, when he ran Philip Morris USA, the nation’s largest tobacco company, and John Middleton, a leading machine-made cigar manufacturer.
•	Adjunct Professor at William & Mary.

Education
•	Bachelor of Arts, Master of Arts, Master of Business Administration and Juris Doctor from the College of William & Mary

Board Committees
•	Finance

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Deep experience in the tobacco industry
•	Service as our former chief executive officer
•	Prior public company experience

Roger D. O’Brien Age: 73 Director Since: 2020

Principal Occupation
•	President of O’Brien Associates, LLC, a general management consulting firm providing advisory and implementation services to companies in a variety of competitive industries, with special focus on general management, technology commercialization, marketing and strategy development, since 2000.

Recent Business Experience
•	From 1998 to 1999, Mr. O’Brien served as the Chief Operating Officer of Ultralife Batteries, Inc. (Nasdaq: ULBI).
•	From 1991 to 1996, he was the Chief Executive Officer and a major shareholder of Holotek Ltd., a high-technology company with a proprietary position in the design, development, manufacture and sales of laser imaging systems worldwide.
•	Member of the Board of Directors of Innovative Technology Solutions and Bristol-ID Technologies, Inc.
•	Adjunct professor at the Rochester Institute of Technology, where he is a graduate instructor in Rochester, New York and in Croatia

Education
•	Bachelor of Science in Nuclear Engineering from New York University
•	M.B.A. from The Wharton School of the University of Pennsylvania

Board Committees
•	Audit, Compensation, Corporate Governance & Nominating and Finance

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Experience with strategic consulting and corporate governance
•	Prior public company experience

2022 PROXY STATEMENT | 12

Proposal One: Election of Directors

Directors Continuing in Office - Class I Directors — Terms Expiring 2024

Richard M. Sanders Age: 69 Director Since: 2013

Principal Occupation
•	General Partner of Phase One Ventures, LLC, a venture capital firm which focuses on nanotechnology and biotechnology start-up opportunities in New Mexico and surrounding states, since August 2009.

Recent Business Experience
•	From January 2002 until June 2009, Mr. Sanders served as President and CEO of Santa Fe Natural Tobacco Company (“SFNTC”), a division of Reynolds American, Inc., which manufactures and markets the Natural American Spirit cigarette brand. While at SFNTC, he more than tripled sales and earnings and rapidly expanded the company’s international business.
•	Prior to directing SFNTC’s robust growth, Mr. Sanders worked for R.J. Reynolds Tobacco Company where he began his career in marketing in 1977. From 1987 to 2002, he served in a wide spectrum of executive positions including, among others, Senior Vice President of Marketing, Vice President of Marketing and Sales Operations, Vice President of Sales and President of Sports Marketing Enterprises.

Education
•	Bachelor’s Degree in political science from Hamline University
•	M.B.A. in Marketing from Washington University in St. Louis, Missouri

Board Committees
•	Audit, Compensation, Corporate Governance & Nominating and Finance

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Deep experience in the tobacco industry
•	Expertise in management and marketing

Dr. Michael Koganov Age: 71 Director Since: 2020

Principal Occupation
•	President and Co-Founder of Intellebio LLC, a consulting and testing firm focused on the development of novel technologies, advanced test methods, and breakthrough products in the life science field, since 2019.

Recent Business Experience
•	Dr. Michael Koganov is recognized as a leading expert in the development of natural products using plant biotechnology and has achieved considerable accomplishments in physico-chemistry, bio-chemistry, bioelectrochemistry, and biotechnology. He has written more than 70 publications, secured over 100 granted patents, and is the author of two books.
•	From 2015 to 2018, served as the Vice President of Biomaterials at Ashland Global Holdings, Inc.

Education
•	Master of Science in Biochemistry from the State University, Dnipropetrovsk, USSR
•	Ph.D. in Bioelectrochemistry from Institute of Chemical Technology, Dnipropetrovsk, USSR
•	Full Doctor of Sciences (Sc.D.) degree in biotechnology from the Higher Attestation Commission of the USSR’s Council of Ministers

Board Committees
•	Finance

Other Public Company Boards
•	None

Key Qualifications for Service as a Director
•	Expertise in the area of plant biotechnology
•	Experience developing novel technologies

2022 PROXY STATEMENT | 13

Proposal One: Election of Directors

Commitment to Corporate Governance

Board of Directors

Our Board of Directors represents the best interests of our stockholders by overseeing the business and affairs of the Company. Members of the Board participate in quarterly board and committee meetings, engage with senior management of the Company, review and provide input in the Company’s strategic plan and principal issues, and discuss feedback from stockholders and other stakeholders.

Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors. Our Board of Directors currently consists of seven (7) members with no vacancies.

Independent Directors

Our Board of Directors has determined that Anthony Johnson, Dr. Michael Koganov, Roger D. O’Brien, Richard M. Sanders and Nora B. Sullivan are “independent” as defined by applicable Nasdaq Stock Market listing standards. Clifford Fleet is not considered independent under the Nasdaq Stock Market rules until January 2023 due to his prior service as our Chief Executive Officer. The Board annually reviews all business and other relationships of directors and determines whether directors meet these categorical independence tests.

Board Leadership Structure

Our Board of Directors do not have a policy on whether or not the roles of Chief Executive Officer and chairperson of the Board should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and chair position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and chair are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions. The positions of Chief Executive Officer and chair have been separate positions since October 25, 2014.

Since January 2020, Nora Sullivan has served as our independent Board Chair given her history with the Company, business, financial, accounting and legal expertise, while James Mish serves as Chief Executive Officer and as a member of the Board.

Our Board reviews our leadership structure annually and retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

2022 PROXY STATEMENT | 14

Proposal One: Election of Directors

Board Membership Criteria

The Corporate Governance and Nominating Committee assists the Board in establishing criteria and qualifications for potential Board members. The Committee identifies individuals who meet such criteria and qualifications to become Board members and recommends to the Board such individuals as nominees for election to the Board. Since 2020, we have added 4 new directors – adding a wide range of skill sets and diverse viewpoints.

The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate characteristics, skills and experiences for both individual directors and the Board as a whole. The objective is to have a Board with diverse backgrounds and experience in relevant areas for the benefit of the Company. Characteristics expected of all directors include independence, highest personal and ethical standards, integrity, sound business judgment and willingness to represent the long-term interests of all stockholders. In evaluating the suitability of individuals as Board members, the Committee takes into account many factors but does not have a policy that focuses on any one factor. The factors considered by the Committee include:

In addition, the Committee will look for skills and experience that will complement and enhance the Board’s existing make-up including length of anticipated or possible service to assist with Board succession and transitions. The Committee evaluates each individual in the context of the Board as a whole, to recommend a group that can best perpetuate the success of our business. Currently, there are no age restrictions or mandatory retirements for director service.

Director Nominee Selection Process

Our Corporate Governance and Nominating Committee evaluates the specific personal and professional attributes of each director candidate versus those of existing Board members to ensure diversity of competencies, experience, personal history and background, thought, skills and expertise across the full Board. In the evaluation of director candidates, our Corporate Governance and Nominating Committee gives consideration to diversity in terms of gender, ethnic background, age and other similar attributes that could contribute to Board perspective and effectiveness. The Corporate Governance and Nominating Committee also assesses diversity through its annual assessment of Board structure and composition and annual Board and committee performance self-assessment process. We believe that fostering Board diversity best serves the needs of the Company and the interests of its stockholders, and it is one of the many factors considered when identifying individuals for Board membership. We believe that diversity with respect to gender, ethnicity, tenure, experience and expertise is important to provide both fresh perspectives and deep experience and knowledge of the Company.

When vacancies develop, the Corporate Governance and Nominating Committee solicits input regarding potential new candidates from a variety of sources, including existing directors and senior management. From time to time, we have used an executive search firm in search of candidates that have diversity in experience, skills and perspective. Through these and other means, the Board has continued to refresh the Board by adding directors who bring a sufficient range of different perspectives, generate appropriate challenge and discussion, and fulfill its oversight responsibilities to foster significant value creation for our stockholders. The Committee evaluates potential candidates based on their background, experiences and qualifications and also arranges personal interviews of qualified candidates by one or more committee members, other Board members and senior management.

2022 PROXY STATEMENT | 15

Proposal One: Election of Directors

Stockholder Recommendations for Potential Director Nominees

Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Meetings of Board of Directors

Our Board held five regular meetings and two special meetings during 2021. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2021.

We do not have a formal policy requiring directors to attend annual meetings of stockholders. However, all of our directors attended our 2021 annual meeting and we anticipate that all of directors will attend the 2022 annual meeting.

All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2021.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its committees without senior management present. The independent directors met in executive session at most of the regularly scheduled Board and committee meetings held in 2021.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines, which describe the Board’s responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board. The Board, directly and through its Corporate Governance and Nominating Committee, regularly reviews developments in corporate governance and best practices and annually reviews its Corporate Governance Guidelines, committee charters and other key governance documents, policies and practices. Our Corporate Governance Guidelines provide:

•	Limits on Board Service. We do not allow “overboarding,” which refers to a director serving on an excessive number of public company boards. Excessive board commitments can lead to a director being unable to appropriately fulfill his or her duties to the Company and its shareholders. Our Corporate Governance Guidelines have long limited our directors to no more than two other public company boards.

•	Board Self-Assessment and Evaluation. We conduct an annual self-evaluation and assessment of our individual Board performance to help ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process promotes good governance and helps set expectations about the relationship and interaction of and between the Board and management.

Standing Committees

Our Board of Directors currently has four standing committees: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Corporate Governance and Nominating Committee, and (iv) a Finance Committee. Each of these Board committees are described below. Members of these committees are elected annually by the Board. The

2022 PROXY STATEMENT | 16

Proposal One: Election of Directors

charters of each committee are each available on the investor relations section of our website at www.xxiicentury.com. In addition, we have a Scientific Advisory Board which is chaired by Michael Koganov.

Audit Committee

MEMBERS	KEY RESPONSIBILITIES

Nora B. Sullivan*, Chair

Roger D. O’Brien

Richard M. Sanders

The Board has determined that each member of the audit committee is independent as defined under the applicable listing standards of the Nasdaq Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

	▪	Assists the Board in monitoring the integrity of financial statements and our compliance with legal and regulatory requirements;
	▪	Reviews the independence and performance of our internal and external auditors;
	▪	Has the ultimate authority and responsibility to select, evaluate, terminate and replace our independent registered public accounting firm;
	▪	Has oversight of the Company’s policies with respect to risk assessment and risk management; and
	▪	Approves the Audit Committee Report as shown on page 38. The report further details the Audit Committee’s responsibilities.
*Audit Committee Financial Expert: Our Board has determined that Ms. Sullivan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Furthermore, all members of the Audit Committee meet the financial literacy requirements of the Nasdaq Stock Market and no members of the Audit Committee serves on the Audit Committee of more than three public companies.
The Committee met four times in 2021

Compensation Committee

MEMBERS	KEY RESPONSIBILITIES

Richard M. Sanders, Chair

Anthony Johnson

Roger D. O’Brien

Nora B. Sullivan

The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company’s independence standards and applicable listing standards of the Nasdaq Stock Market.

	▪	Establishes and regularly reviews our compensation and benefits philosophy and program in a manner consistent with corporate financial goals and objectives;
	▪	Approves compensation arrangements for senior management, including annual incentive and long-term compensation;
	▪	Administers grants under our equity incentive plans;
	▪	Evaluates our CEO’s performance; and
	▪	Reviews leadership development and succession planning.
The Committee retains Willis Towers Watson (formerly Towers Watson) as its compensation consultant.
The Committee met eight times in 2021

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Proposal One: Election of Directors

Corporate Governance and Nominating Committee

MEMBERS	KEY RESPONSIBILITIES

Nora B. Sullivan, Chair

Roger D. O’Brien

Richard M. Sanders

The Board has determined that each member of the Corporate Governance and Nominating Committee is independent within the meaning of the Company’s independence standards and applicable listing standards of the Nasdaq Stock Market.

	▪	Assists our Board in establishing criteria and qualifications for potential Board members;
	▪	Identifies high quality individuals who have the core competencies, characteristics and experience to become members of our Board;
	▪	Establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommends to the Board the corporate governance guidelines applicable to us;
	▪	Leads the Board in its annual review of the Board’s performance;
	▪	Recommends nominees for each committee of the Board; and
The Committee met six times in 2021	▪	Oversees the Company’s Environmental Social and Governance (“ESG”) policies and practices.

Finance Committee

MEMBERS	KEY RESPONSIBILITIES
Clifford B. Fleet, Chair Anthony Johnson Dr. Michael Koganov Roger D. O’Brien Richard M. Sanders Nora B. Sullivan	Advising the Board on financial matters relating to:
	▪	budgets and financial plans, performance against budgets and financial plans, the sources and uses of cash;
	▪	transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;
	▪	the Company’s capital structure, including potential issuances of debt and equity securities, credit agreements and material changes thereto, and short-term investment policy;
	▪	dividends, stock splits, and stock repurchases; and
The Committee met six times in 2021	▪	Investor relations activities

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Proposal One: Election of Directors

Scientific Advisory Board

MEMBERS	KEY RESPONSIBILITIES
Dr. Michael Koganov, Chair Clifford B. Fleet James A. Mish Roger D. O’Brien Anthony Johnson Richard M. Sanders Nora B. Sullivan	Provides advice and recommendations to the Board regarding:
	▪	Company scientific research, technology and innovation strategies;
	▪	opportunities including potential partnerships and M&A; and
	▪	emerging science and technology issues and trends.

The Scientific Advisory Board met four times in 2021

Code of Business Conduct and Corporate Ethics

Our Board of Directors has long maintained a Code of Ethics that applies to all our directors, officers and employees. A copy of our Code of Ethics is available on our website at http://www.xxiicentury.com.

Insider Trading Policy

Our directors, executive officers and employees are required to comply with the 22nd Century Group, Inc. Insider Trading Policy and may not engage in any transaction (such as short-selling) to hedge against the potential decline in value of any of our securities.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect the Company. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our Audit Committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing our Company with respect to compensation. Our Board receives reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Compensation Committee does not see them as encouraging risk taking. We also provide executive officers with equity awards to help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Compensation Committee believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. The Compensation Committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

2022 PROXY STATEMENT | 19

Proposal One: Election of Directors

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

2022 PROXY STATEMENT | 20

Compensation of Directors

Compensation of Directors

Elements of 2021 Non-Employee Director Compensation

Non-employee directors are compensated for their service on our Board as shown below. Directors who are employees of the Company receive no additional compensation for serving as directors. The Compensation Committee periodically reviews the compensation of our non-employee directors and considers market practices. In February 2021, the Compensation Committee retained Korn Ferry (“KF”) to conduct an independent assessment of our director compensation versus the competitive market and the “fit” of our compensation program to our pay philosophy. To establish the competitive market for directors, KF identified a comparator group of 17 publicly traded companies in the United States and Canada within the biotechnology and pharmaceuticals industries with median revenues of $95 million and median market capitalizations of $1.2 billion. Our Compensation Committee expects to engage an independent compensation consultant to conduct a follow-up survey to review its non-employee director compensation program during 2022. Based on the KF review, the Compensation Committee recommended, and the Board approved, the following director compensation for 2021:

Annual cash retainer:	$75,000
Additional annual cash retainer for:
Chair of the Board	$50,000
Chair of a Board Committee	$20,000
Member of a Board Committee	$10,000
Annual RSU award value:	$135,000

As with many small cap companies, our stock price has been volatile historically. For example, between January 1, 2019 and December 31, 2021, our stock price ranged from a low of $0.55 per share to a high of $6.07 per share. In order to eliminate some of the volatility from our stock price when making equity awards, our Compensation Committee decided to implement a three-year policy to determine the number of RSUs to issue for annual awards by dividing the annual RSU award value approved by the Compensation Committee ($135,000) with the average closing stock price over the six months prior to the date of the award. As a result of this policy, the grant date fair value of our RSU awards reported in our Director Compensation table below will vary (up or down) from the annual RSU award value approved by the Compensation Committee depending on the closing market price on the date of the award and the average market price over the prior six months. Our Compensation Committee is committed to adhering to this policy for director RSU awards made during 2022 and 2023.

The Compensation Committee made an exception to the KF director compensation recommendation in awarding the company’s Board Chair, Nora B. Sullivan, with a special, one-time award of (i) 150,000 options to purchase shares of our common stock at $3.05 per share and (ii) 150,000 RSUs vesting annually over a period of three years. While recognizing that such a grant is highly unusual, the Board believed the award was merited in light of the truly extraordinary service rendered by her on behalf of stockholders during 2020. During this timeframe, we experienced unexpected and unprecedented turnover in our executive management team, having to replace two CEO’s, two CFOs and our General Counsel. Ms. Sullivan was highly engaged in the recruitment and interviewing of each of these critical positions as well as overseeing the recruitment and onboarding of two new independent directors to replace two departing directors, including one due to an unexpected passing. She was exceptional in her commitment to consistently provide critical guidance and support to the management team as needed on key issues relating to Corporate Strategy and capital markets matters. Ms. Sullivan provided a steady hand to the Board as we navigated successfully through this extraordinary period, which was further compounded by the unprecedented challenges of the COVID-19 pandemic. As a result of her enormous commitment of energy, time and counsel during this unparalleled time in the Company’s history, we were able to successfully engage an outstanding new management team, add two new, independent Board directors, broaden our capital market engagements and maintain the Company’s focus on our business. Our Compensation Committee and the full Board believed that it was both appropriate and justified given the circumstances and Ms. Sullivan’s leadership and response to make

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Compensation of Directors

this one-time equity award. We fully expect that Ms. Sullivan’s future compensation will be in line with the approved Board compensation levels.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2021

Name	Fees earned or paid in cash	Option Awards(1)	Restricted Stock Unit Awards(2)		All Other Compensation	Total
Clifford B. Fleet	$105,000	$—	$248,205		$—	$353,205
Anthony Johnson	$43,750	$—	$152,400	(3)	$—	$196,150
Michael Koganov	$105,000	$—	$248,205		$—	$353,205
Roger D. O’Brien	$131,667	$—	$248,205		$—	$379,872
Richard M. Sanders	$135,000	$—	$248,205		$—	$383,205
Nora B. Sullivan	$188,333	$259,200	$480,000		$—	$927,533

(1)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.

(3)	Represents a prorated restricted stock grant based on partial service in 2021.

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Proposal Two: Advisory Vote on Executive Compensation

Proposal Two: Advisory Vote on Executive Compensation

We design our executive officer compensation programs with the intent to attract, motivate, and retain industry-leading executives who are capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with long-term stockholders by creating incentives for the achievement of specific key objectives. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections, including our stockholder outreach conducted during 2021 and 2022 in response to our say on pay voting results.

In accordance with SEC rules, you are being asked to approve an advisory resolution on the compensation of our named executive officers. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2021 compensation program and policies for our named executive officers. Although this advisory vote is non-binding, our Board and Compensation Committee will review and consider voting results in making future decisions about executive compensation programs.

RESOLVED:	That the stockholders of 22nd Century Group, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

Our Board recommends a vote “FOR” approval, on an advisory basis, the 2021 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2021 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2021. The NEOs are identified below under “Our Named Executive Officers.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2021 when we believe it enhances the understanding of our executive compensation program.

Our Named Executive Officers

James A. Mish Chief Executive Officer	Richard Fitzgerald Chief Financial Officer	Michael Zercher President & Chief Operating Officer	John Franzino Chief Administrative Officer

For information with respect to Mr. Mish, please refer to the Election of Directors section.

Richard Fitzgerald, age 58, Chief Financial Officer. Mr. Fitzgerald has served as our Chief Financial Officer since November 2021. Mr. Fitzgerald currently is serving as Chief Financial Officer and Secretary of CleanTech Acquisition Corp, (Nasdaq: CLAQU), a SPAC focused on the CleanTech sector, since February of 2021. Mr. Fitzgerald recently served as Chief Financial Officer at Immunome, Inc. (Nasdaq: IMNM) a novel immunology therapeutics company that completed its IPO and Nasdaq listing in October 2020. Previously, Mr. Fitzgerald served as Chief Financial Officer for both Sesen Bio (Nasdaq: SESN), a late-stage clinical company advancing fusion protein therapies, and PAVmed Inc. (Nasdaq: PAVM), where he successfully completed the company’s IPO and Nasdaq listing. Mr. Fitzgerald has also held senior financial positions at TechPrecision Inc. (OTCBB: TPCS), Nucleonics Inc. (sold to Alnylam Pharmaceuticals Inc. (Nasdaq: ALNY)), and Exelon Corporation (NYSE: EXC). Mr. Fitzgerald received his B.S. in Business Administration and Accounting from Bucknell University. He previously served as Co-Chair of the Biotechnology Innovation Organization’s CFO/Tax Committee, which lobbied for capital markets and tax reforms in support of the life science industry. Mr. Fitzgerald is a member of the American and Pennsylvania Institutes of Public Accounting and a current Board member of the Bucknell University Alumni Association Board of Directors and serves on the Finance Committee of FORCE BLUE TEAM.ORG.

Michael J. Zercher, age 51, President and Chief Operating Officer. Mr. Zercher has served as our President since December 13, 2019, and he has served as our Chief Operating Officer since June 10, 2019. He previously served as the Company’s Vice President of Business Development since September 2016. Mr. Zercher was previously the head of Santa Fe Natural Tobacco Company’s international business operations based in Santa Fe, New Mexico and Zurich, Switzerland from January 2003 to August 2009. Subsequently, Mr. Zercher was a self-employed consultant to entrepreneurs and high-growth businesses in the United States and Europe from September 2009 to September 2016 and the founder and owner of Santa Fe Hard Cider, LLC based in Santa Fe, New Mexico from December 2012 to September 2016. Mr. Zercher has more than twenty-five years of experience in the tobacco industry and other consumer packaged goods industries in general management, marketing, sales, operations and business development in the United States, Europe and Asia.

John Franzino, age 65, Chief Administrative Officer. Mr. Franzino served as our Chief Financial Officer from June 3, 2020 until November 2021 when he transitioned to Chief Administrative Officer. He has a successful track record of strategic financial leadership in high-growth, highly regulated, consumer-facing industries as well as not-for-profit higher education organizations. Most recently, Mr. Franzino served as Chief Financial Officer of the West Point Association of Graduates, which supports the U.S. Military Academy at West Point. Prior to his experience in higher education, Mr. Franzino served as Chief Financial Officer of Santa Fe Natural Tobacco Company, a subsidiary of

2022 PROXY STATEMENT | 24

Compensation Discussion and Analysis

Reynolds American, Inc., and as Chief Financial Officer of Labatt USA, a subsidiary of Anheuser-Busch. In both roles, he was responsible for the financial planning and control function as well as information systems and technology. Mr. Franzino is a certified public accountant and holds a Master of Business Administration from Fairleigh Dickinson University and a Bachelor of Arts degree from the University of Maine at Farmington.

Our Executive Compensation Philosophy and Design

Our executive compensation programs are driven by a pay-for-performance philosophy that is directly linked to our business strategies and company-wide goals. Prior to the FDA’s authorization of the marketing of our VLN® King and VLN® Menthol King reduced nicotine content cigarettes as modified risk tobacco products (MRTPs) in December 2021, our business has historically been focused on developing products through research and development and securing regulatory approval to market and sell such products. While we have limited revenues through the sale of SPECTRUM® research cigarettes and contract manufacturing of cigarettes and filtered cigars, we believe the current primary driver of stockholder value is derived from the development of disruptive, plant-based solutions for the life science, consumer product, and pharmaceutical markets that we license to third parties and/or manufacture and sell. Accordingly, our compensation program is less focused on objective metrics that are typically applicable to other companies – such as EBITDA, revenues or other financial metrics – and instead focuses on the objective and subjective achievements of steps towards our business strategies and company-wide goals.

Our Compensation Committee strongly believes that our business demands the kind of executive officers who have the experience, temperament, talents and convictions to drive our future success. Our compensation programs are designed to:

•	attract and retain high-caliber executives who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success;

•	motivate our executives by providing compensation that is directly linked to both our short- and long-term performance;

•	tightly align their incentives and economic interests with our stockholders to build long-term stockholder value by delivering a substantial portion of our executive officer’s compensation through equity awards; and

•	ensure that our executive compensation program is designed and administered in a manner that appropriately manages risk to safeguard the interest of our stockholders, as well as our employees.

We have designed our executive compensation program with specific features to help achieve these goals and to promote related objectives that are important to our long-term success.

Setting Executive Compensation

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation (as discussed below), assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans.

Our Board, our Compensation Committee and our CEO each play a role in setting the compensation of our NEOs. Our Board appoints the members of our Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program. Our Board and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. As discussed below, the Compensation Committee specifically considers the results from the annual stockholder advisory vote on executive compensation in making compensation decisions.

In December 2020, our Compensation Committee engaged the compensation consulting firm of Willis Towers Watson (formerly Towers Watson) to provide an independent assessment of our executive compensation versus survey data (using a combination of three independent surveys) from life science companies in the U.S. and Canada

2022 PROXY STATEMENT | 25

Compensation Discussion and Analysis

with revenues under $500 million (the “Survey Group”). We generally targeted setting the total compensation for each NEO to the 50th percentile range of total compensation paid to each NEO position in our Survey Group.

To assure independence, the Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by Willis Towers Watson and considered all factors relevant to their independence from management, including but not limited to the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our Compensation Committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers

Our 2021 Vote; Stockholder Outreach

The Board and Compensation Committee are committed to soliciting feedback to inform the Board’s decisions and guide our compensation program. Our stockholder outreach in 2021 and into 2022 provided the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance to them. We are committed to sound compensation and governance practices and will continue to enhance our compensation program as a result of any stockholder input.

We have followed a consistent approach to the design of our executive compensation program for many years. The history of our say-on-pay results before 2020 generally demonstrated stockholder support for our program over several years. At our 2021 Annual Meeting of Stockholders, approximately 6.1% of our outstanding shares voted against our 2020 executive compensation resolution. In response thereto, our Compensation Committee determined that it had not done an effective job in fully communicating the rationale behind its compensation programs to stockholders.

Following the 2021 Annual Meeting of Stockholders, the Compensation Committee engaged the firm of Morrow Sodali to assist with a stockholder outreach program. This outreach focused on better understanding the concerns and perspectives of our stockholders, including those who did not support our say-on-pay vote.

The executive compensation outreach initiative is in addition to our regular ongoing stockholder engagement.

By The Numbers: Stockholder Engagement in 2021

We contacted 15 of our top institutional stockholders, representing over 26% of our shares outstanding, with invitations to meet with our management and directors. These institutional stockholders represent the vast majority of our institutional investors at this time.	Our Independent Board Chair and Chair of our Compensation Committee participated in all of the stockholder engagement meetings.

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Compensation Discussion and Analysis

Feedback from Stockholder Engagement

We heard a range of perspectives on our executive compensation program from stockholders during our outreach, all of which were considered by our Compensation Committee and Board.

We received positive feedback about our overall outreach program and support for our management team and our Board in general. The addition of two new members to our Board broadening our bench strength, Anthony Johnson and Dr. Michael Koganov, was recognized and well-received. Additionally, our stockholders agreed on the importance of having a stable, senior leadership team with the knowledge and expertise to execute on our business strategy and priorities successfully over the long-term.

We also heard some common concerns about specific aspects of our executive compensation, in particular the lack of disclosure in the 2021 annual meeting proxy statement on details behind how compensation is measured and awarded. Our stockholders expressed a desire to see more specifics behind our plan design including, rationale, key performance indicators, and qualitative metrics that align to both the short, mid and long-term strategy of the Company. In addition, our stockholders expressed a desire to see additional disclosures around our ESG efforts, particularly where we are in our journey and what our plans are. A summary of what we heard and how we responded is set forth below:

Our work to solicit stockholder feedback into our executive compensation program continues into the future.

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Compensation Discussion and Analysis

Following each annual meeting of stockholders, our Compensation Committee will review the say-on-pay results and engage with our stockholders to solicit feedback on our compensation program. Our Compensation Committee will use the stockholder feedback to inform and guide its compensation decisions for the following year. Our annual compensation cycle is generally as follows:

Elements of Executive Compensation

Our compensation program consists of the following three primary elements:

(1)	Base Salary. We provide a base salary for each NEO based on their job description and scope of responsibilities of that position. Our philosophy is to have a significant portion of each NEO’s total cash compensation “at-risk” and, therefore, we target the base salary for each NEO at the 50th percentile range of the Survey Group for each position.

(2)	Annual Cash Bonus Opportunity. The annual cash bonus is our primary short-term performance incentive. Our NEO target bonus awards range from 75% to 150% of their base pay, representing the higher “at risk” portion of the NEO’s total cash compensation. The Compensation Committee aims to set performance goals for cash bonuses that align pay with performance.

(3)	Long-Term Incentive Awards. Long-term incentive awards are our primary retention tool and serve to provide for the continuity of key executives with incentives that align our executive’s interests with those of our stockholders. For 2021, these long-term incentive awards were comprised of restricted stock units with 3-year pro-rata annual vesting, subject to continued service with us.

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Compensation Discussion and Analysis

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. We determine the base salary of each NEO based on the job description and scope of responsibilities of that position and assign each position a target annual salary equal to the base salary in the 50th percentile range of the Survey Group. After a base salary is set initially, we generally provide a base salary increase of 0% - 5% annually depending on the performance of the NEO during the prior year and taking into account any other factors, such as recent salary increases, bonuses or other compensation. Every two to three years, we generally review each NEO’s salary against a peer group of similarly situated companies and make adjustments to the extent necessary to maintain a base salary in the 50th percentile range of such group.

For 2021, we took the following actions with respect to the base salaries of our NEOs:

•	John Franzino’s base salary increased from $250,000 to $315,000 in order to re-align his base salary to generally equal the 50th percentile range for chief financial officers within the Survey Group.

•	In connection with Richard Fitzgerald’s appointment to Chief Financial Officer in November 2022, we negotiated the base salary of Richard Fitzgerald to be $325,000, which is within the 50th percentile range for chief financial officers within the Survey Group.

•	We maintained the 2020 base salaries for each of James Mish and Michael Zercher during 2021 as such salaries remained within the 50th percentile range for their positions within the Survey Group and each executive received a significant portion of their respective compensation through incentive based compensation in 2020.

In March 2022, we increased each of our NEO’s base salary, other than Richard Fitzgerald, by 5% over their 2021 base salary as a result of their individual performance rating and based on their role and responsibility. Richard Fitzgerald did not receive an increase to his 2021 base salary due to his recent appointment in November 2021. The base salaries of each of our NEOs for 2022 is as follows:

Name	2022 Base Salary	Percentage Increase Over 2021 Base Salary
James A. Mish	$472,500	5%
Richard Fitzgerald	$325,000	N/A
Michael J. Zercher	$384,405	5%
John Franzino	$330,750	5%

2021 Annual Cash Bonus Opportunity

In general, our NEO target bonus awards range from 75% - 150% of a NEOs base salary depending on their position. The Compensation Committee aims to set performance goals for cash bonuses that align pay with performance. A number of factors are considered when calibrating goals, including the Company’s business strategies and company-wide goals. Currently, our Compensation Committee believes that the primary driver of stockholder value is derived from the development of disruptive, plant-based solutions for the life science, consumer product, and pharmaceutical markets that we license to third parties and/or manufacture and sell. Accordingly, our compensation program is currently less focused on objective metrics applicable to other companies – such as EBITDA, revenues or other financial metrics – and instead focuses on the achievement of objective and subjective steps towards our business strategies and company-wide goals.

We generally do not weight individual goals or achievements in setting our potential cash bonus awards because our Compensation Committee desires to maintain flexibility and discretion in awarding cash bonuses to our NEOs for their performance during the year to and to provide flexibility to our NEOs to advance our strategic position or goals as a company in one or more areas opportunistically. In addition, our cash bonus awards include an element of discretion to the Compensation Committee in order to compensate NEOs that perform well and as a necessary tool to retain our executives in a competitive hiring landscape.

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Compensation Discussion and Analysis

For 2021, our Compensation Committee challenged our NEOs with a number of strategic goals and objectives for 2021, including but not limited to:

•	Securing FDA authorization to market our VLN® reduced nicotine content cigarettes as modified risk tobacco products;
•	Developing a strategy and preparing for commercial launch of VLN® reduced nicotine content cigarettes promptly following FDA approval;
•	Advancing our strategy in hemp and cannabis through securing strategic partnerships;
•	Increasing gross margin and attracting new customers in cigar and cigarette contract manufacturing;
•	Meeting or exceeding approved operating budgets;
•	Supporting advancement of R&D initiatives;
•	Improving IT infrastructure;
•	Enhancing financial controls and procedures;
•	Enhancing balance sheet and liquidity;
•	Restructuring our Panacea investment;
•	Expanding our partnership with KeyGene;
•	Managing the relocation of our corporate headquarters and laboratory; and
•	Having our common stock included in the Russell 2000® index.

At the end of the year, the Compensation Committee reviews each NEOs individual performance objectives and goals against their performance during the year, which performance is rated by both the individual NEO through a self-assessment as well as a review of performance by the CEO (for NEOs other than himself) and the Compensation Committee. The target cash bonus amounts (and percentage of base salary) and the actual cash bonuses earned by our NEOs for 2021 are as follows:

Name	Target Cash Bonus (and percentage of Base Salary)	Actual Cash Bonus Earned	Bonus Earned as a % of Target
James A. Mish	$675,000 (150%)	$608,000	90%
Richard Fitzgerald(1)	N/A	N/A	N/A
Michael J. Zercher(2)	$366,100 (100%)	$366,100	100%
John Franzino	$236,250 (75%)	$200,813	85%

(1)	Mr. Fitzgerald was appointed as the Chief Financial Officer of the Company on November 15, 2022 and was awarded a signing bonus of $75,000 as a result of negotiation between us and Mr. Fitzgerald. Due to the timing of his appointment, Mr. Fitzgerald was not eligible for an incentive-based cash bonus during 2021.

(2)	Mr. Zercher received a special one-time bonus award of $272,000 that was paid upon the decision by the FDA to approve our modified risk tobacco product application for VLN cigarettes in addition to the normal annual cash bonus award.

2021 Long-Term Incentive Program Awards

Our Compensation Committee strongly believes that using equity awards with multi-year vesting periods reinforces the alignment of the interests of executives with those of stockholders and assists us to retain our executives. We maintain our omnibus incentive plan for the purpose of granting various types of equity awards, including restricted stock units, to provide incentives for management to increase stockholder value. In addition, the multi-year nature of the vesting periods encourages executives to stay with the Company, which is important to us in light of the competitive labor market for talented executives.

Our Compensation Committee has authority to determine eligible participants, the types of awards and the terms and conditions of awards. As part of their total compensation package, each NEO is assigned an annual dollar value target for these long-term incentive plan awards that is adjusted up or down depending on the individual’s and the Company’s actual performance during the prior year. For 2021, NEOs were awarded restricted stock units with a three-year vesting period, subject to continued service with us. The number of restricted stock

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Compensation Discussion and Analysis

units for each award is determined by converting the dollar value into a number of shares based on our average closing stock price during the six months preceding the award date.

The long-term incentive plan awards are used to motivate and retain employees as well as promote employee stock ownership. We do not issue the shares until the vesting conditions have been satisfied. We currently do not use stock options as part of our compensation package. Since we grant fewer shares with these types of awards than we would have granted in the form of options, stock grants help us manage dilution that we would otherwise experience in granting options.

As we continue to grow, our Compensation Committee is exploring ways to further and more directly tie future long-term incentive plan award vesting to performance and the achievement of future company and individual goals.

For 2021, we awarded our NEOs the following RSUs:

Name	RSU Grant Value	Number of Shares
James A. Mish	$1,440,000	450,000
Richard Fitzgerald(1)	N/A	N/A
Michael J. Zercher	$1,440,000	450,000
John Franzino	$576,000	180,000

(1)	Due to the timing of his appointment, Mr. Fitzgerald was not awarded a long-term equity incentive award during 2021.

Stock Ownership Policy

We strongly encourage our officers and directors to own shares of our common stock in order to align their interests with those of stockholders. Our Board expects to adopt a stock ownership policy applicable to officers and directors in the future.

Retirement and Other Benefits

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k)-plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation—subject to certain wage maximums. We also provide health and dental insurance, group-term life insurance, and long-term disability insurance to the employees. We do not maintain any pension or non-qualified deferred compensation plans.

Compensation on Termination of Employment

Each of our NEOs has an employment agreement that provides for severance in the event they are terminated without cause or they leave for good reason. We believe these agreements are important for retention purposes, as many companies we compete with offer severance compensation. For additional information on compensation on termination of employment, see “Executive Compensation — Employment Agreements with Named Executive Officers” and “Executive Compensation — Compensation on Termination of Employment.”

Policy on Hedging Transactions

We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their company securities. This prevents our officers and directors from continuing to own company securities without having the full risks and rewards of ownership.

Recoupment/Clawback Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under GAAP and SEC rules.

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Compensation Discussion and Analysis

Compensation Committee Report

For the year ended December 31, 2021, the Compensation Committee reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of directors that the CD&A be included in this proxy statement.

Richard M. Sanders, Chair

Anthony Johnson

Roger D. O’Brien

Nora B. Sullivan

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Executive Compensation

Executive Compensation

The following table summarizes the compensation of our NEOs for 2021. The amounts reported for stock awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our performance, stock price and continued employment.

SUMMARY COMPENSATION TABLE FOR 2021

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Stock Awards (2)	All Other Compensation (3)	Total
James A. Mish	2021	$452,763	$608,000	$—	$1,440,000	$33,721	$2,534,484
Chief Executive Officer	2020	$241,093	$675,000	$—	$118,230	$8,760	$1,043,083
Richard Fitzgerald Chief Financial Officer	2021	$43,860	$75,000	$—	$—	$807	$119,667
John Franzino	2021	$308,849	$200,813	$—	$576,000	$26,179	$1,111,841
Chief Administrative Officer	2020	$158,213	$125,000	$—	$142,005	$10,030	$435,248
Michael J. Zercher	2021	$368,060	$638,100	$192,950	$1,440,000	$33,721	$2,672,831
President and Chief Operating Officer	2020	$366,431	$366,100	$—	$447,831	$31,970	$1,212,332
	2019	$290,569	$420,000	$—	$271,395	$25,327	$1,007,291

(1)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.
(3)	All Other Compensation consists of the following:

Name	Year	Fringe Benefits *	Employer Contributions to Company 401(k) Plan	All Other Compensation Total

James A. Mish	2021	$25,021	$8,700	$33,721
Richard Fitzgerald	2021	$807	$—	$807
John Franzino	2021	$17,479	$8,700	$26,179
Michael J. Zercher	2021	$25,021	$8,700	$33,721

*    Includes Company paid premiums for health insurance, dental insurance, group-term life insurance, and long-term disability insurance.

CEO Pay Ratio

We have estimated the ratio between our 2021 Chief Executive Officer’s total compensation and the median annual total compensation of all employees (except the Chief Executive Officer). In searching for the median employee we considered taxable compensation totals in 2021. We identified the “Median Employee” based on the taxable compensation of all active full-time and part-time employees employed by us on December 31, 2021 (annualizing salaries for hires made mid-year), then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our Chief Executive Officer had annual total compensation in 2021 of $2,534,484 and our Median Employee had annual total compensation of $55,189. Therefore, we estimate that our Chief Executive Officer’s annual total compensation in 2021 is 46 times that of the median of the annual total compensation of all of our employees.

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Executive Compensation

Grants of Plan-Based Awards

GRANTS OF PLAN BASED AWARDS DURING 2021

As described above in the Compensation Discussion and Analysis, we granted restricted stock units to our NEOs in 2021. The following table sets forth information regarding all such awards:

Name	Grant Date	Date of Board Action	Restricted Stock Unit Awards: Number of Shares of Stock (#)		Stock Option Awards: Number of Shares (#)		Exercise Price of Option Awards ($)	Gant Date Fair Value Restricted Stock Units, Stock Awards and Option Awards ($) (2)
James A. Mish	3/19/2021	3/19/2021	450,000	(1)	—		—	$1,440,000
Richard Fitzgerald	—	—	—		—		—	$—
John Franzino	3/19/2021	3/19/2021	180,000	(1)	—		—	$576,000
Michael J. Zercher	3/19/2021	3/19/2021	450,000	(1)	—		—	$1,440,000
	3/19/2021	3/19/2021	—		85,000	(1)	$ 3.20	$192,950

(1)	Represents RSUs and stock options which vest in equal increments over three years on March 19, 2022, 2023 and 2024.
(2)	Represents the grant fair value computed in accordance with FASB ASC 718. The assumptions used are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Outstanding Equity Awards

The following table sets forth information about outstanding equity awards held on December 31, 2021 by our NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested ($) (6)

James A. Mish	—	—	—	—	450,000	(1)	$1,390,500
Richard Fitzgerald	—	—	—	—	—		—
John Franzino	—	—	—	—	180,000	(1)	$556,200
	—	—	—	—	50,000	(2)	$154,500
	—	—	—	—	25,000	(3)	$77,250
Michael J. Zercher	650,000	—	$1.07	8/25/2026	450,000	(1)	$1,390,500
	68,000	—	$1.39	5/23/2027	443,881	(4)	$1,371,592
	77,875	—	$2.76	3/5/2028	18,000	(5)	$55,620
	—	85,000	$3.20	3/18/2031	—		—

(1)	Represents RSUs which vest in equal increments over three years on March 19, 2022, 2023 and 2024.
(2)	Represents RSUs which vest on April 30, 2022.
(3)	Represents RSUs which vest on June 8, 2022.
(4)	Represents RSUs which vest in equal annual increments over two years on March 16, 2022 and 2023.
(5)	Represents RSUs which will vest on February 28, 2022.
(6)	The amounts in this column are based on the closing stock price of the Company’s common stock on December 31, 2021. These amounts do not reflect the actual amounts that may be realized.

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Executive Compensation

Option Exercises and Stock Vested in 2021

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($) (1)
James A. Mish	—	$—	150,000	$675,000
Richard Fitzgerald	—	$—	—	$—
John Franzino	—	$—	75,000	$359,000
Michael J. Zercher	—	$—	314,940	$856,421

(1)	The value realized on vesting is based on the closing stock price of the Company’s common stock on the date of vesting or date of exercise. The amount does not reflect the actual amount that may be realized.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs as follows:

James A. Mish. Pursuant to the employment agreement entered into between James A. Mish and the Company on May 22, 2020, Mr. Mish will earn an initial base salary of $450,000 and shall be eligible for future cash bonuses and awards of performance units as a percentage of base salary based on the achievement of performance targets to be established by the Company. As a one-time inducement, the Company agreed to an award of 150,000 RSUs, vesting on the one-year anniversary of the date of grant, subject to continued service.

If Mr. Mish’s employment is terminated by the Company without Cause or by such executive for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of (i) a continuation of his then-base salary for a period ending on the earlier of 12 months or the remaining term of the employment agreement (plus continuing health care coverage during such period) and (ii) the payment of a pro-rated bonus award.

John Franzino. Pursuant to the employment agreement entered into between John Franzino and the Company dated April 8, 2020, Mr. Franzino earned an initial base salary of $250,000 (which has been increased to $315,000) and shall be eligible for future cash bonuses and equity awards. As a one-time inducement, the Company agreed to an award of 100,000 RSUs, with 50,000 RSUs vesting on the one-year anniversary of the date of grant and 50,000 RSUs vesting on the two-year anniversary of the grant date, subject to continued service.

If Mr. Franzino’s employment is terminated by the Company without Cause or by such executive for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of (i) a continuation of his then-base salary for a period of 12 months and (ii) the payment of any earned but unpaid bonus award.

The employment agreement of Mr. Franzino also provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, or he is required to relocate more than twenty-five (25) miles from his then current place of employment, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (a) his base salary for twelve (12) months thereafter; and (b) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

Michael J. Zercher. Mr. Zercher entered into an employment agreement with us as of September 9, 2019, which was effective as of June 10, 2019, for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. If Mr. Zercher’s employment is terminated by the Company without Cause or by Mr. Zercher for Good Reason (as such terms are defined in his employment agreement), then Mr. Zercher will be entitled to a severance benefit in the form of a continuation of his then-base salary for twenty-four (24) months from the termination date as long as Mr. Zercher complies with restrictive covenants contained in his employment agreement.

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Executive Compensation

The employment agreement of Mr. Zercher provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, or he is required to relocate more than twenty-five (25) miles from his then current place of employment, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (a) his base salary for twenty-four (24) months thereafter; and (b) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

Richard Fitzgerald. Mr. Fitzgerald entered into an employment agreement with the Company on November 15, 2021 for a term of three years. Pursuant to the employment agreement, Mr. Fitzgerald will earn an initial base salary of $325,000 and shall be eligible for future cash bonuses and awards of performance units as a percentage of base salary based on the achievement of performance targets to be established by the Company. As a one-time inducement, the Company agreed to an up-front cash award of $75,000.

If Mr. Fitzgerald’s employment is terminated by the Company without Cause or by such executive for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of 12 months (plus continuing health care coverage during such period).

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Executive Compensation

Compensation on Termination of Employment

The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2021. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

Estimated Additional Compensation Triggered by Termination of
Employment If Termination on the Last Business Day of 2021

				Early
				Vesting
				of	Early
			Fringe	Restricted	Vesting
	Salary		Benefits	Stock	of Stock
Name	Multiple	Salary	(1)	Units (2)	Options (3)	Total
Termination by the Company Without Cause or by the Executive for Good Reason
James A. Mish	1x	$450,000	$22,306	$1,390,500	$—	$1,862,806
Richard Fitzgerald	1x	$325,000	$7,827	$—	$—	$332,827
John Franzino	1x	$315,000	$—	$787,950	$—	$1,102,950
Michael J. Zercher	2x	$732,200	$—	$2,817,712	$—	$3,549,912
Death or Disability
James A. Mish	n/a	$—	$—	$1,390,500	$—	$1,390,500
Richard Fitzgerald	n/a	$—	$—	$—	$—	$—
John Franzino	n/a	$—	$—	$787,950	$—	$787,950
Michael J. Zercher	n/a	$—	$—	$2,817,712	$—	$2,817,712
Change of Control with Triggering Event
James A. Mish	1x	$450,000	$22,306	$1,390,500	$—	$1,862,806
Richard Fitzgerald	1x	$325,000	$7,827	$—	$—	$332,827
John Franzino	1x	$315,000	$—	$787,950	$—	$1,102,950
Michael J. Zercher	2x	$732,200	$—	$2,817,712	$—	$3,549,912

(1)	Health and dental insurance payments and group-term life insurance and long-term disability insurance payments have been estimated based on current rates for a period of 12 months.
(2)	The dollar amount is calculated based on the closing price of our common stock on December 31, 2021.
(3)	The dollar amount is calculated as the difference between the stock option exercise price versus the closing price of our common stock on December 31, 2021. As of December 31, 2021, the exercise price of all unvested options was in excess of the closing price of our common stock.

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Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2021 with Freed Maxick CPAs, P.C. (“Freed”), our independent public accounting firm for fiscal 2021, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Freed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from Freed mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Board of Directors concerning independence and has discussed with Freed its independence and has considered whether the provision of non-audit services provided by Freed is compatible with maintaining Freed’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Board of Directors has selected Freed as our independent auditor for 2022.

This report is submitted by the members of the Audit Committee of the Board of Directors:

Nora B. Sullivan (Chair)
Richard M. Sanders
Roger D. O’Brien

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Proposal Three: Ratification of Appointment of Freed Maxick CPAs, P.C.

Proposal Three: Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Freed Maxick CPAs, P.C. as our independent registered certified public accounting firm for the fiscal year 2021 and has further directed that the selection of Freed be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Freed to be our independent registered public accounting firm for 2021, our Audit Committee considered the results from its review of Freed’s independence, including (i) all relationships between Freed and our Company and any disclosed relationships or services that may impact Freed’s objectivity and independence; (ii) Freed’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Freed engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Freed as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Freed, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Freed are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table above was compatible with maintaining the independence of Freed and is of the opinion that the provision of these services was compatible with maintaining Freed’s independence.

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2021 and 2020, respectively.

	2021	2020
Audit fees	$294,275	$244,640
Audit-related fees	18,000	5,000
Tax fees	—	—
All other fees	—	—
	$312,275	$249,640

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements. The Audit Related Fees included services rendered in connection with the filing of registration statements during 2020 and services rendered in connection with a capital raise and consents related to registration statements in 2021.

Our Board of Directors recommends that the stockholders vote “for” the proposal to ratify the selection of Freed as our independent registered public accountants for the year ending December 31, 2022.

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Beneficial Ownership

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of April 21, 2022, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors, director nominees and executive officers, and (iii) all our current directors, director nominees and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 21, 2022 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 500 Seneca Street, Suite 507, Buffalo, New York 14204. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the SEC.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned (1)
Management and Directors:
James A. Mish (2)	368,475	*
Richard Fitzgerald(3)	-	*
John Franzino (4)	184,987	*
Michael J. Zercher (5)	1,367,162	*
Nora B. Sullivan (6)	898,623	*
Richard M. Sanders (7)	544,260	*
Clifford B. Fleet (8)	204,387	*
Roger D. O'Brien (8)	256,787	*
Michael Koganov (8)	127,564	*
Anthony Johnson (8)	40,000	*
All directors, director nominees and executive officers as a group (10 persons) (2) - (8)	3,992,245	2.4%
5% Owners:
ETF Managers Group LLC (9)	10,272,934	6.2%
BlackRock, Inc. (10)	10,191,168	6.2%

(1)	Based on 164,536,566 shares of common stock issued and outstanding as of April 21, 2022.

(2)	Consists of 368,475 shares of common stock held directly. 1,681,730 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(3)	124,722 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(4)	Consists of 184,987 shares of common stock held directly. 240,884 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(5)	Consists of (a) 542,954 shares of common stock held directly and (b) 824,208 shares of common stock issuable upon exercise of stock options. 56,667 shares of common stock issuable upon exercise of stock options and 732,683 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(6)	Consists of (a) 596,899 shares of common stock held directly and (b) 301,724 shares of common stock issuable upon exercise of stock options. 51,808 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(7)	Consists of (a) 392,536 shares of common stock held directly and (b) 151,724 shares of common stock issuable upon exercise of stock options. 51,808 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(8)	51,808 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 21, 2022.

(9)	Information is based on Schedule 13G/A filed on December 22, 2021 on behalf of (i) ETF Managers Group, LLC, an investment management company, and (ii) the ETFMG Alternative Harvest EFT, a series of the ETF Manager Trust, which is managed by ETF Managers Group, LLC. The principal business address of ETF Managers Group, LLC is 30 Maple Street, Suite 2, Summit, New Jersey 07901.

(10)	Information is based on Schedule 13G filed on February 4, 2022 by BlackRock, Inc. and the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The Schedule 13G provides that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of 22nd Century Group, Inc. No one person's interest in the common stock of 22nd Century Group, Inc. is more than five percent of the total outstanding common shares. The principal business address is 55 East 52nd Street, New York, NY 10055.

2022 PROXY STATEMENT | 40

Related Party Transactions

Related Party Transactions

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and
•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. In making a determination about approval or ratification of a related person transaction, our Audit Committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the Audit Committee to be in our best interests. Our Audit Committee may take into account the effect of a director’s related person transaction on the director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the Nasdaq Stock Market. Any related person transaction must be disclosed to our full Board of Directors. There were no related party transactions in 2021 and 2020.

2022 PROXY STATEMENT | 41

Stockholder Proposals and Communications with the Board of Directors

Stockholder Proposals and Communications with the Board of Directors

Our amended and restated bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2023 must be received by us no later than December 26, 2022. Any such proposal must comply with Rule 14a 8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a 8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer of 22nd Century Group, Inc., 500 Seneca Street, Suite 507 Buffalo, New York 14204. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that are frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2022

This proxy statement and our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, are available at www.xxiicentury.com/investors/sec-filings. For information or assistance regarding how to access the virtual annual meeting, please contact Mei Kuo at (716) 270-1523 or through www.xxiicentury.com/contact.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

* * * * * * * * *

The reports of the Audit Committee and the Compensation Committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

2022 PROXY STATEMENT | 42

Frequently Asked Questions Regarding Annual Meeting Procedures

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: Why did I receive these materials?

The Board of Directors of 22nd Century Group, Inc. is soliciting proxies for the 2022 Annual Meeting of Stockholders (Annual Meeting) to be held on June 16, 2022 via live audio webcast to allow our stockholders to participate from any location that is convenient to them. You are receiving a proxy statement because you owned shares of our common stock on April 21, 2022, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10 K for the year ended December 31, 2021, and a proxy card or voting instruction form for the Annual Meeting.

Q: What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Q: Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, April 21, 2022, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote a total of 164,536,566 shares of common stock.

Q: How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Q: Who can attend the meeting virtually?

Due to the public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our stockholders and other stakeholders, we have decided that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdemeeting.com/xxii2022. To vote, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the annual meeting. In structuring the virtual meeting, our goal is to provide stockholders the same opportunity to participate as they would have at an in-person meeting.

Q: What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

2022 PROXY STATEMENT | 43

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How do I vote if I am a stockholder of record?

If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote via a virtual meeting or by proxy without attending the annual meeting. Due to the public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our stockholders and other stakeholders, we have decided that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.virtualshareholdermeeting.com/xxii2022. To vote, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting virtually so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting virtually, as applicable, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated James A. Mish, Chief Executive Officer, and Steven Przybyla, General Counsel, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 15, 2022. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder receiving proxy materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

Q: How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2022 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Q: Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by: (i) signing and submitting a new proxy card with a later date; (ii) by voting by telephone, or by using the Internet—either of which must be completed by 11:59 p.m. Eastern Time on June 15, 2022 (when your latest telephone or Internet proxy is counted); or (iii) by attending the meeting and voting by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

2022 PROXY STATEMENT | 44

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means.

The Board of Directors has also retained Morrow Sodali as proxy solicitor. Proxy solicitation fees related to this engagement include a $7,500 retainer plus costs and disbursements incurred by the firm.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Q: Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Q: What vote is required to approve each item?

The director nominees shall be elected by a plurality of the votes cast by the stockholders. The approval of the advisory resolution on executive compensation and the approval of the ratification of the appointment of Freed require the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

Q: How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. If you elect to abstain in the election of directors, the abstention will not impact the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to Proposals 2 and 3. An abstention is not considered a vote cast, and, therefore, are not counted and will not impact the outcome of the vote on those proposals.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2022 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Freed as our independent registered certified public accounting firm for fiscal year 2022. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Freed as our independent registered certified public accounting firm without receiving voting instructions from you.

2022 PROXY STATEMENT | 45

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

The SEC’s rules permit us to deliver a single set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Mei Kuo at (716) 270-1523 or through www.xxiicentury.com/contact.

Q: Where can I find the voting results of the annual meeting?

The Company will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the annual meeting

2022 PROXY STATEMENT | 46

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000528351_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) James A. Mish 02) Anthony Johnson 03) Nora B. Sullivan BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O 22ND CENTURY GROUP, INC. P.O.BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XXII2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, by non-binding vote, 2021 executive compensation. 3. Ratification of the appointment of Freed Maxick CPA's as the independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000528351_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement and Stockholder Letter are available at www.proxyvote.com 22ND CENTURY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2022 The stockholder(s) hereby appoint(s) James A. Mish and Steven Przybyla or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 22ND CENTURY GROUP, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, June 16, 2022, via virtual meeting at www.virtualshareholdermeeting.com/ XXII2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side